ACCOUNTANT'S CONSENT



          The Board of Directors
          Southern Pacific Rail Corporation

          We consent to the substitution of the financial state-ments and schedules filed under Form 10-K/A for the financial statements and schedules previously filed by you as part of your report on Form 10-K for the year ended December 31, 1994, and to the use of our report dated February 24, 1995, included in said annual report after such substitution.

                                        KPMG Peat Marwick LLP



          San Francisco, California
          November 27, 1995